Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement of Form S-8 and Form S-1 of Canyon Resources Corporation of our report dated February 24, 2006, which appears in the financial statements included in this Company’s Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the caption Experts” in the S-1.
/s/ Ehrhardt Keefe Steiner & Hottman P.C.

Ehrhardt Keefe Steiner & Hottman P.C.
Denver, Colorado
July 13, 2006